Executive Incentive Compensation Recoupment Policy

The purpose of this Policy is to help ensure that executive officers act in the best interests of the Company.

Pursuant to this Policy, if the Company is required to prepare an accounting restatement for any year commencing after December 31, 2010 due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, which was caused by the Misconduct (as defined below) of any person who was an executive officer of the Company (an “Affected Officer”), the Company will recoup from the Affected Officer all or part of: (a) any annual incentive bonus received by the Affected Officer under the Company’s Executive Management Incentive Plan that was based on the financial statements that were subsequently restated; and (b) any mid-term or long-term incentive payments or equity grants, including, but not limited to, stock options, performance stock units, or restricted stock, received by the Affected Officer under the Company’s Amended and Restated 2004 Incentive Plan that were based on the financial statements that were subsequently restated.  The appropriate amounts to recoup and the timing and form of recoupment shall be determined by the Compensation Committee (the “Committee”) in its sole discretion, after considering all relevant factors and exercising its business judgment; provided, that any recoupment shall not exceed the amount of incentive compensation that would have been earned or granted based on the actual, restated financial statements or the actual level of the applicable financial or performance metrics as determined by the Committee.

“Misconduct” shall mean the willful commission of an act of fraud or dishonesty, or the gross recklessness in the performance of an executive officer’s duties and responsibilities.  The Committee, in its sole discretion, shall determine if an accounting restatement was due to the Misconduct of any executive officer.

The Company may set off the amount of any recoupment against any amount otherwise owed by the Company to an Affected Officer as determined by the Committee, solely to the extent any such offset complies with the requirements of Section 409(a) of the Internal Revenue Code and the guidance issued thereunder.

This Policy applies to any current or former executive officer who received incentive compensation based on financial measures required to be reported under the securities laws within three years prior to the date that the accounting restatement occurs.